                            CERTIFICATE OF FORMATION

                                       OF

                        Delta Township Utilities II, LLC

     This  Certificate  of Formation of Delta  Township  Utilities  II, LLC (the
"Company"),  is  being  duly  executed  and  filed  by  the  undersigned,  as an authorized  person,  to form a limited  liability  company  under  the  Delaware
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"), 6 Del. C.§§ 18-101, et seq.

                                    ARTICLE I

                                      NAME

               The name of the limited liability company shall be:
                        Delta Township Utilities II, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: 1209 Orange Street,
Wilmington,  Delaware  19801,  or such other  location as the Company by consent shall  determine.  The initial  registered  agent of the  Company  shall be: The
Corporation Trust Company,  1209 Orange Street,  Wilmington,  New Castle County,
Delaware,  19801,  or such  other  location  as the  Company  by  consent  shall determine.  Either the registered  office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                                   AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     In Witness  Whereof,  the  undersigned  has executed  this  Certificate  of
Formation on this 25th day of March 2004.

                                                              /s/ Cecilia Temple
                                                              ------------------
                                                              Cecilia Temple
                                                              Authorized Person